Exhibit 99.1

Indoor Harvest Corp Signs LOI with City of Pasadena Texas to Develop a Vertical Farming Facility and Education Center

Houston, Texas, March 31, 2015 — Indoor Harvest, Corp (OTC:INQD), through its brand name Indoor Harvest™, is a design build contractor, developer, marketer and direct-seller of commercial grade aeroponic and hydroponic fixtures and supporting systems for use in urban Controlled Environment Agriculture and Building Integrated Agriculture. The Company is pleased to announce that the City of Pasadena Texas has executed a letter of intent to have Indoor Harvest develop a vertical farming facility and education center.

In the LOI, Indoor Harvest Corp. has proposed to fund the establishment and provisioning of an indoor agricultural facility (vertical farm) to be located in Pasadena, Texas, street address 112 N. Walter and contiguous properties. This location encompasses two unused facilities owned by the City; a community services satellite office and a fire station. This location would house a production floor(s) and any customary and usual equipment necessary for the normal operations of a vertical farming operation. For Indoor Harvest, one purpose of this commercial operation would be to showcase our engineering and technology to clients in an active commercial production facility, with the intent to generate future business in both engineering and project consultancy engagements.

As currently envisioned, the for-profit portion would include a state-of-the-art indoor vertical farm serving local customers with gourmet leafy greens, herbs and micro-greens. The non-profit side would integrate an academic program that would use the vertical farm as a lab for practical studies and some component (to be negotiated) of low-cost or at-cost produce made available to community organizations to be balanced by tax offsets through non-profit status.

We have proposed that a minimum of $4.75 million will be invested in the repair, refurbishment and equipping of these facilities, bringing them into full City code compliance and to a standard equal to or exceeding that of similar commercial facilities while meeting the terms of an anticipated Memorandum of Understanding, to be negotiated.

In consideration of the positive economic and social opportunities a successful operation by Indoor Harvest would bring,  the City would provide to Indoor Harvest, or a partner of their designation with City approval, both facilities described above for the sum of ten dollars ($10.00) per annum for a period not to exceed twenty (20) years.

The LOI also provides that the City will abate all City taxes on these properties for a period of ten (10) years, with the phase-in of property taxes to begin in Year Eleven (11), increasing by ten percent (10%) per annum until all property taxes as assessed are due and payable beginning in Year Twenty-One (21) upon the conclusion of a final agreement and the reversion of the property to the City, or conversion through sale or a mutually-agreed continuation of the lease.

The City has also made an initial inquiry into the acquisition of substantially unimproved property adjacent to and surrounding on three sides the proposed facility and has received a positive response from the owner. It is anticipated that the City would facilitate the acquisition of this property by Indoor Harvest should such acquisition be beneficial to our planned operations.

Conditions to Closing include negotiations, execution, and delivery of a definitive agreement satisfactory to each of the parties, in which, among other items, lease and tax abatement terms will be defined, the status, duties, obligations and specific performance of the non-profit charitable/educational component will be defined and the overall ownership responsibility schema will be determined.

Both parties acknowledge that time is of importance and will work towards defining the terms of a Memorandum of Understanding incorporating the final details of project implementation with good faith and as quickly as possible, although the LOI is not binding and there is no assurance that we will be able to reach a final binding agreement.

Indoor Harvest's CEO and founder Chad Sykes commented, "With the execution of a final binding agreement, yet another major milestone will have been achieved. We completed several technology pilots and will have secured a first step in developing an economic pilot for indoor vertical farming, our last step in being able to offer turn-key services to the vertical farming industry. With the support of the City of Pasadena, under the anticipated final binding agreement, we intend to work with partners to begin engineering what we believe, based upon our knowledge of the industry, will be the most advanced and efficient indoor farming operation in the United States, if not the world. We will start by engineering the entire system from the ground up, from the growing systems to the HVAC and automation systems. We're going to utilize the knowledge we have gained in that last three years of research, development and working with partners in executing this project."

"By taking an interest early in vertical farming, we think that with the implementation of a final agreement, Pasadena could become a major hub pushing this vertical farming technology. With its large industrial and manufacturing base, including access to the port of Houston and maritime shipping, Pasadena has the infrastructure to support the vertical farming industry, which NewBean Capital stated in a draft of a pending White Paper, is expected to be a $9 billion dollar industry if things in the industry develop as anticipated in the report. By incorporating an academic facility and non-profit operations into the commercial facility, the City will also be able to train the next generation of modern farmers for what we see as the emerging vertical farming industry," further stated Mr. Sykes.

Consistent with the SEC's April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.
Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest, Corp., through its brand name Indoor Harvest™, is an emerging design build contractor and OEM manufacturer of commercial aeroponic and hydroponic system fixtures and framing systems for use in Controlled Environment Agriculture and Building Integrated Agriculture. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. We are developing our aeroponic and hydroponic systems for use by both horticulture enthusiasts and commercial operators who seek to utilize aeroponic and hydroponic vertical farming methods within a controlled indoor environment. Please visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Indoor Harvest, Corp.
CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com